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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Caliper Technologies Corp. pertaining to the 2001 Non-Statutory Stock Option Plan, of our report dated January 26, 2001, with respect to the financial statements of Caliper Technologies Corp., included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

Palo Alto, California
January 9, 2002